CONSENT OF INDEPENDENT
ACCOUNTANTS

We consent to the
inclusion of our report
dated May 28, 1996
(August 14, 1996 as to
the second paragraph of
Note 6) with respect to
the Consolidated
Financial Statement of
Midwesco, Inc. and
subsidiaries as of
January 31, 1996 and 1995
and for three years ended
January 31, 1996,
appearing in this Current
Report on Form 8-K of
MFRI, Inc. dated August
11, 1997.


/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche

Chicago, Illinois
August 11, 1997